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                                    EXHIBIT 7

Legal Title of Bank:       Bank One, NA                     Call Date: 12/31/99  ST-BK:  17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                                            Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                           DOLLAR AMOUNTS IN THOUSANDS   C400
                                                                                           RCFD     BIL MIL THOU         ----
                                                                                           ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                  RCFD
    a. Noninterest-bearing balances and currency and coin(1)................                0081        5,055,227        1.a
    b. Interest-bearing balances(2).........................................                0071        6,267,008        1.b

2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)............                1754                0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).........                1773       10,171,065        2.b

3.  Federal funds sold and securities purchased under agreements to
    resell..................................................................                1350        9,133,306        3.

4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                              RCFD
    RC-C)...................................................................                2122       54,113,895        4.a
    b. LESS: Allowance for loan and lease losses............................                3123          485,672        4.b
    c. LESS: Allocated transfer risk reserve................................                3128                0        4.c
    d. Loans and leases, net of unearned income, allowance, and                             RCFD
       reserve (item 4.a minus 4.b and 4.c).................................                2125       53,628,223        4.d
5.  Trading assets (from Schedule RD-D).....................................                3545        5,625,628        5.
6.  Premises and fixed assets (including capitalized leases)................                2145          728,892        6.
7.  Other real estate owned (from Schedule RC-M)............................                2150            2,661        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..........................................                2130          225,055        8.
9.  Customers' liability to this bank on acceptances outstanding............                2155          318,645        9.
10. Intangible assets (from Schedule RC-M)..................................                2143          222,903        10.
11. Other assets (from Schedule RC-F).......................................                2160        2,515,075        11.
12. Total assets (sum of items 1 through 11)................................                2170       93,893,688        12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       Bank One, NA                       Call Date:  12/31/99 ST-BK:  17-1630 FFIEC
031
Address:                   1 Bank One Plaza, Ste 0303                                Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8


SCHEDULE RC-CONTINUED

                                                                                            DOLLAR AMOUNTS IN
                                                                                               THOUSANDS
                                                                                            -----------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                        RCON
       from Schedule RC-E, part 1) .....................................            2200         26,310,375    13.a
       (1) Noninterest-bearing(1) ......................................            6631         11,553,564    13.a1
       (2)  Interest-bearing............................................            6636         14,756,811    13.a2

                                                                                    RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (from Schedule RC-E, part II) ...................................            2200         28,917,958    13.b
       (1) Noninterest bearing .........................................            6631            623,837    13.b1
       (2) Interest-bearing ............................................            6636         28,294,121    13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: .....................................................            RCFD 2800     9,453,894    14
15. a. Demand notes issued to the U.S. Treasury ........................            RCON 2840     1,263,434    15.a
    b. Trading Liabilities(from Schedule RC-D) ........................             RCFD 3548     3,262,946    15.b

16. Other borrowed money: ..............................................            RCFD
    a. With original maturity of one year or less ......................            2332         12,462,976    16.a
    b. With original  maturity of more than one year ...................            A547          1,049,525    16.b
    c.  With original maturity of more than three years ................            A548            477,923    16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ............            2920            318,645    18.
19. Subordinated notes and debentures ..................................            3200          3,250,000    19.
20. Other liabilities (from Schedule RC-G) .............................            2930          1,377,838    20.
21. Total liabilities (sum of items 13 through 20) .....................            2948         88,145,514    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ......................            3838                  0    23.
24. Common stock .......................................................            3230            200,858    24.
25. Surplus (exclude all surplus related to preferred stock) ...........            3839          3,660,673    25.
26. a. Undivided profits and capital reserves ..........................            3632          2,057,661    26.a
     b. Net unrealized holding gains (losses) on available-for-sale
       securities ......................................................            8434           (170,996)   26.b
     c.  ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES ............            4336                  0    26.c
27. Cumulative foreign currency translation adjustments ................            3284                (22)   27.
28. Total equity capital (sum of items 23 through 27) ..................            3210          5,748,174    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ..............................            3300         93,893,688    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the                                                    com
    bank by independent external Number auditors as of any date during 1996.......................RCFD 6724 ....    [N/A]   M.1.

1 = Independent audit of the bank conducted in accordance          4. =         Directors' examination of the bank performed by
    with generally accepted auditing standards by a certified                   other external auditors (may be required by state
    public accounting firm which submits a report on the bank                   chartering authority)

2 = Independent audit of the bank's parent holding company         5 =          Review of the bank's financial statements by
    conducted in accordance with generally accepted auditing                    external auditors
    standards by a certified public accounting firm which          6 =          Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                        external auditors
    (but not on the bank separately)                               7 =          Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in                             work)
    accordance with generally accepted auditing standards          8 =          No external audit work
    by a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.